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                          TOTAL CONTROL PRODUCTS, INC.
                        1993 INCENTIVE STOCK OPTION PLAN




                                             D'Ancona & Pflaum
                                             30 N. LaSalle Street
                                             Chicago, Illinois
                                             (312) 580-2000
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                          TOTAL CONTROL PRODUCTS, INC.
                        1993 INCENTIVE STOCK OPTION PLAN


     1. PURPOSE OF THE PLAN. Under this 1993 Incentive Stock Option Plan of Total Control Products, Inc., eligible employees may be granted the opportunity to purchase shares of the Company's common stock under specified terms and conditions. The Plan is designed to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such individuals in the Company. The Plan provides for options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     2. DEFINITIONS. The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below.

     (a)  "BOARD" will mean the Board of Directors of the Company.

     (b) "CAUSE" will mean, in connection with the termination of an Optionee's employment with the Company: (i) conviction of a felony; (ii) gross negligence in the performance of the Optionee's duties; (iii) deliberate material injury to the Company; or (iv) breach of the Company's internal financial controls. "Breach of the Company's internal financial controls" means: (A) actions prohibited by a written conflict of interest or business ethics policy of the Company made known to the Optionee; (B) engaging or acquiescing in any transaction or transactions which taken together are material and which are not promptly and accurately recorded on the books and records of the Company; or (C) engaging in any transaction in the cash or other assets of the Company for the Optionee's own benefit which is not DE MINIMIS and which is not approved or ratified by the Board, either by specific resolution or the adoption of a general policy. If the Company could have terminated an employee's employment for Cause, but lacked actual knowledge of any act or omission described above at the time of termination, the termination will nevertheless be deemed for Cause upon the later discovery of such act or omission. A determination that a termination is for Cause, as defined above, will be effective only for the purpose of the Plan and will not be determinative with respect to any other contact or arrangement between the Company and the employee, unless the Company makes a specific determination to the contrary.

     (c) "CHANGE IN CONTROL" will mean circumstances under which any of the following events occur:

          (i) within any two-year period and as a result of a tender offer or exchange offer for securities of the Company (other than by the Company), or as a result of a proxy contest, merger, consolidation, or sale of assets, or as a result of any combination of the foregoing, a majority of the members of the Board no longer consists of individuals who constituted the Board at the beginning of such two-year period or who are new Board members whose election or nomination for election by the

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          Company's shareholders is not approved by a vote of at least two-
          thirds of the Board members still in office who were Board members at the beginning of such two-year period; or

          (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation in which the voting securities of the Company which were outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company and the surviving entity which are outstanding immediately after such merger or consolidation.

     Notwithstanding the foregoing, a Change in Control will not occur under circumstances that include: (i) an initial public offering of the common stock of the Company; or (ii) the conversion of any preferred stock of the Company or convertible debt that are outstanding on the Effective Date into common stock of the Company.

     (d) "CODE" will mean the Internal Revenue Code of 1986, as the same may from time to time be amended.

     (e) "COMMITTEE" will mean the Board. The Committee shall have the duty and power to administer this Plan, including, but not limited to the duties and powers of designating Optionees, granting Options and fixing the terms of Option Agreements in a manner consistent with this Plan.

     (f) "COMPANY" will mean Total Control Products, Inc., an Illinois corporation and, in the appropriate circumstances, any successor in interest.

     (g) "DISABLED OPTIONEE" will mean an Optionee who is disabled within the meaning of Section 422(c)(6) of the Code.

     (h) "EFFECTIVE DATE" will mean November 15, 1993; provided, however, that if this Plan is not approved by the shareholders of the Company by November 14, 1994, it will be null and void as if it had never been effective.

     (i) "FAIR MARKET VALUE" will mean, with respect to the common stock of the Company, the price at which the stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair Market Value will be determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7(e)(2) or any applicable regulations issued pursuant to
     Section 422 of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

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     (j)  "OPTION" will mean the grant to an eligible employee of the opportunity to purchase a specified number of shares of the common stock of the Company pursuant to the terms and conditions of this Plan and an Option Agreement.

     (k) "OPTION AGREEMENT" will mean an agreement entered into between a representative of the Committee (acting on the behalf of the Company) and an individual Optionee and specifying the terms and conditions of the Option granted to the Optionee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of the Option which will apply to that Optionee.

     (l) "OPTIONEE" will mean an eligible employee (and, under the appropriate circumstances, his guardian, representative, heir, legatee or successor in interest) who has been granted an Option.

     (m) "PLAN" will mean this Total Control Products, Inc. 1993 Incentive Stock Option Plan, as the same may from time to time be amended.

     (n) "TEN PERCENT EMPLOYEE" will mean an employee who, immediately prior to the grant of an Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock (excluding treasury and authorized, but unissued shares) of the Company. An employee will be: (i) considered as owning not only shares of stock owned personally, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of the employee; and (ii) considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. Stock which may be purchased pursuant to the Option will not be deemed to be owned by the employee.

     3. STOCK SUBJECT TO PLAN. The aggregate number of shares which may be issued under Options is 100,000 shares of the Company's common stock, subject to the adjustments hereinafter provided. Furthermore, the total number of shares subject to all options granted in any calendar year may not exceed 1% of the shares of the Company's stock outstanding as of the previous December 31, subject to any adjustments provided herein (except that an initial grant on November 15, 1993 for 33,198 shares shall not be subject to such 1% limit). The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of stock subject to the unexercised portions of any Options which expire or terminate or are cancelled may again be subject to Options under the Plan.

     4. ELIGIBILITY AND GRANT. The employees eligible to be considered for the grant of Options hereunder are any individuals regularly employed by the Company on a full-time, salaried basis as management or highly compensated employees. However, Julius J. Sparacino and Nicholas Gihl shall not be eligible to receive options hereunder. The Committee referred to in Section 13 will designate, from among the eligible employees, those who will be granted Options and will specify the

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number of shares of the Company's common stock each such employee will be entitled to purchase pursuant to the Option. The Committee may make such grants at any time and in any amounts that it, in its discretion, may designate, subject to the other relevant limitations set out in this Plan. No Options will be granted under this Plan after the day prior to the tenth
(10th) anniversary of: (i) the date this Plan is adopted; or (ii) the date this Plan is approved by the shareholders of the Company, whichever date occurs first.

     5. $100,000 EXERCISE LIMITATION. The aggregate Fair Market Value of the stock with respect to which an Option (under this Plan and all incentive stock option plans of the Company, its parent(s) and subsidiaries) is exercisable for the first time by an Optionee during a calendar year will not exceed $100,000. For this purpose, Fair Market Value will be determined as of the time the Option is granted. To the extent any grant of Options would, by its terms, be in conflict with the preceding sentence, either of itself or when considered in connection with earlier grants to the same employee, the earliest exercise date of the last granted Option will be deferred until the earliest time that will be in compliance with this Section. If the date on which one or more Options could be first exercised is accelerated pursuant to any other provision of the Plan or any Option Agreement, or an amendment thereto, and the acceleration of such exercise date results in a violation of the restriction set forth in the first sentence of this Section, then notwithstanding any such other provision, the exercise date of such Options will be accelerated only to the extent, if any, that, after acceleration, the limitation of this Section is satisfied.

     6. OPTION PRICE. The price or consideration that must be supplied by the Optionee to the Company in order to exercise his Option will be determined according to the following rules.

     (a) GENERAL RULE The purchase price at which each Option may be exercised (the "Option Price") will be determined as of the date of grant by the Committee as one hundred percent (100%) of the then Fair Market Value per share of the common stock covered by the Option.

     (b) TEN PERCENT EMPLOYEES In the case of an Option granted to a Ten Percent Employee, the Option Price will not be less than one hundred ten percent (110%) of such Fair Market Value on the date of grant.

     7. EXERCISE OF OPTION. The manner in which an Optionee may exercise his Option will be determined according to the following rules.

     (a) FULL OR PARTIAL EXERCISE The Option Agreement may provide for partial exercise in installments. Exercisable Options may be exercisable in full or in part.

     (b) PERIOD OF EXERCISE The period of time in which an Option may be exercised will be the period designated in the Option Agreement by the Committee. Such period will not exceed ten (10) years from the date the Option is granted. However, with respect to a Ten Percent Employee, such period of time will not exceed five (5) years from the date the Option is granted.

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     (c)  FIRST DATE EXERCISABLE  The Committee will specify in the Option
     Agreement when an Option will first become exercisable, which date will never be earlier than six (6) months after the date of grant.

     (d) DELIVERIES, SHAREHOLDER AGREEMENT. In order to exercise all or part of an Option, the Optionee will deliver to the Company:

          (i)    the Notice of Exercise attached to his Option Agreement;

          (ii)   the consideration required by Section 8; and

          (iii)  the documents described in Section 17.

     As additional consideration for the grant of an Option, and as a condition subsequent to exercise, all Optionees also must execute and abide by that certain Stockholders Agreement by and among the stockholders of the Company as it may exist from time to time, and shall be subject to any repurchase rights, right of first refusal or other similar provision for the benefit of the other stockholders which may be set forth therein. If an Optionee fails to comply with this requirement within thirty (30) days after exercise, he shall be obligated to surrender his shares to the Company and the Company shall refund the exercise price. The Option shall be cancelled.

     8. PAYMENT OF OPTION PRICE. Payment for stock purchased under any exercise of an Option will be made in full in cash concurrently with such exercise. Payment may also be made according to one of the following alternatives:

     (a) STOCK Payment may be made in whole or in part with shares of the same class of stock that is subject to the Option, delivered in lieu of cash concurrently with such exercise. The shares so delivered will be valued on the basis of the Fair Market Value of the stock on the day preceding the date of exercise. However, this alternative method of payment will not be available if the Company is, at the time of attempted exercise, prohibited from purchasing or acquiring the shares of tendered stock. Further, the Company may reject any payment in stock which will result in a charge to the Company's earnings. Generally, this means that stock tendered as payment first must be held by Optionee for at least six months.

     (b) NOTE With the prior consent of the Company, payment may be made in whole or in part by delivering to the Company a promissory note in the form of note attached hereto as Exhibit A; provided that if the Company becomes subject to the Securities and Exchange Act of 1934, payment by promissory note will be subject to any applicable margin restrictions which may then be in effect as to the Company and, further, will be subject to the provisions of Section 22 herein.

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     9.   NONTRANSFERABILITY.  Every Option will, by its terms, be
nontransferable by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

     10. TERMINATION AND ACCELERATION OF OPTION. Options will terminate and the exercise date of Options may be accelerated according to the following rules.

     (a) TERMINATION WITHOUT CAUSE If the employment of an Optionee who is not a Disabled Optionee is terminated without Cause and for reasons other than death, any Option will be exercisable by such an Optionee at any time prior to the expiration date of such Option or within three months after the date of termination of employment, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will expire.

     (b) DISABLED OPTIONEE If the employment of an Optionee who is a Disabled Optionee is terminated without Cause, his Option will be exercisable in full, to the extent permitted by Section 5 of the Plan by such an Optionee at any time prior to the expiration date of such Option or within one year after the date of such termination of employment, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will expire.

     (c) DEATH OF OPTIONEE If the employment of an Optionee terminates on account of his death, his Option will be exercisable in full, to the extent permitted by Section 5 of the Plan, by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee fails to make testamentary disposition of the Option, by the legal representative of the Optionee's estate at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will expire.

     (d) TERMINATION FOR CAUSE If the Company terminates the employment of an Optionee for Cause, all outstanding Options held by the Optionee at the time of such termination will automatically terminate unless the Committee notifies the Optionee that his Options will not terminate. If an Option is exercised after the act or omission of the employee that defines the termination as a termination for Cause, but before the Company determines that termination is for Cause, such exercise will be void AB INITIO and shall be reversed by the parties.

     (e) CHANGE IN CONTROL In the event of a Change in Control, all Options that were granted at least six (6) months prior to the Change in Control will become immediately exercisable, subject to the provisions of Section 5 and subsection 10(d) or any other provisions set forth in the Option Agreement.

     11. WRITTEN OPTION AGREEMENT. All Options will be evidenced by written Option Agreements. Option Agreements will comply with and be subject to all of the terms, conditions and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Committee will deem appropriate.

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     12.  ADJUSTMENTS.  Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules.

     (a) GENERAL RULE If the outstanding common stock of the Company is increased or decreased, or is changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments will be made in the exercise price or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this
     Section 12 will require the Company to issue or sell a fraction of a share or other security. Nothing in this subsection will be construed to require the Company to make any specific or formula adjustment.

     (b)  PROHIBITED ADJUSTMENT.  If any such adjustment provided for in this
     Section 12 requires the approval of shareholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause the Option to fail to continue to qualify under Section 422 of the Code or to cause an event described in Section 424(h) of the Code, the Committee may omit such adjustment.

     (c) FURTHER LIMITATIONS. Nothing in this Section will entitle the Optionee to adjustment of his Option in the following circumstances:

          (i) the issuance or sale of additional shares of the Company's common stock, through public offering or otherwise;

          (ii)   a Change in Control;

          (iii) the issuance or authorization of an additional class of stock of the Company; and

          (iv) the conversion of convertible preferred stock or debt of the Company into common stock.

     13. ADMINISTRATION. The Plan will be administered by a committee of at least two members of the Board who are "outside directors" within the meeting of
Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board may remove any Committee member at its discretion. An individual Committee member will not participate in any deliberations or decisions relating to the grant or administration of Options with respect to which he is or may be the Optionee.

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     The Committee will interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board.

     14. CONFORMITY WITH SECTION 422. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of Section 422 of the Code with regard to Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in Section 422 of the Code and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

     15. RIGHTS AS A SHAREHOLDER. An Optionee will have no rights as a shareholder with respect to any stock covered by his Option until the date of issuance of the stock certificate to him after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section 12 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions for which the record date is prior to the date on which the Option is exercised.

     16. MODIFICATION EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 14, hereof, the Committee may modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Further, but subject to Section 12, the Committee may not change the number of shares of the Company's common stock issuable under the Plan or the class of employees who are eligible to participate in the Plan. The Committee has the right to waive any restriction set forth in this Plan or any Option Agreement and such right shall be an implicit term of any Option Agreement.

     17. INVESTMENT PURPOSES, ETC. Unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares may be accomplished at the time of exercise pursuant to effective registrations under the Securities Act of 1933 and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, prior to the issuance or delivery of any shares of the common stock under the Plan, the person exercising the Option may be required to:

     (a) represent and warrant that the shares of the common stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

     (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares (except for a pledge of shares issued or delivered upon payment in whole or in part of the Option price with a promissory note as contemplated by Section 8); and

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     (c)  execute such further documents as may be reasonably required by the
     Committee upon exercise of the Option or any part thereof.

The certificate or certificates representing the shares of the common stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Illinois securities laws, or any other applicable rule or regulation then in effect.

     18. NO RIGHT TO CONTINUED EMPLOYMENT. This Plan, and any Option granted under this Plan, will not confer upon any Optionee any right with respect to continued employment by the Company nor shall they alter, modify, limit or interfere with any right or privilege of the Company under any employment agreement heretofore or hereinafter executed with any Optionee, including the right to terminate any Optionee's employment at any time for or without Cause, to change his level of compensation or to change his responsibilities or position.

     19. NOTICE OF DISQUALIFYING DISPOSITIONS. The Committee will notify each Optionee that he will lose the tax benefits of Section 421 of the Code if he disposes of stock acquired by the exercise of an Option, other than by will or the laws of descent and distribution, within two (2) years after the date of grant or within one (1) year after exercise.

     20. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the Options granted hereunder and the obligation of the Company to sell and deliver stock under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company will not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of any such stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal or state securities laws, or obtaining any ruling or waiver from any government body which the Company will, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

     21. CORPORATE REORGANIZATIONS. Except where a transaction described below constitutes or occurs in connection with a Change in Control or an initial public offering of the common stock of the Company, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding, by another corporation or person, the Plan and all Options will terminate. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor employer

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corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided.

     22. FINANCIAL ASSISTANCE. The Company may assist any Optionee (including any director or officer of the Company) in the payment of the purchase price payable on exercise of an Option, by lending the amount of such purchase price to such Optionee on such terms and at such rates of interest and upon such security (or unsecured) as is authorized by the Board.

     23. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminate this Plan, provided that no such action will deprive an Optionee, without his consent, of any Option granted to him or of any of his rights under such Option. The Plan shall terminate automatically as of midnight, November 14, 2003. Except as herein provided, no such action of the Board, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may:

     (a) increase the maximum number of shares for which Options granted under the Plan may be exercised;

     (b)  reduce the minimum permissible exercise price;

     (c)  extend the ten-year duration of this Plan set forth above; or

     (d)  alter the class of employees eligible to receive Options.

     24. GOVERNING LAW. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal law.


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                          TOTAL CONTROL PRODUCTS, INC.
                        1993 INCENTIVE STOCK OPTION PLAN

                                AMENDMENT NO. 1


     Section 16 of the Total Control Products, Inc. 1993 Incentive Stock Option Plan (the "Plan") allows the Board of Directors of Total Control Products, Inc. (the "Company") to amend the Plan at any time. Accordingly,
Section 13 of the Plan is amended to read as follows:

          "13. ADMINISTRATION. The Plan will be administered by the Committee. The Committee has the authority to interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable. All determinations by the Committee shall be final and binding."

Except as amended hereby, the provisions of the Plan shall remain in full force and effect, and no further approval of this Amendment by the shareholders of the Company shall be required to effectuate its terms.


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                          TOTAL CONTROL PRODUCTS, INC.

                             1993 Stock Option Plan

                                 AMENDMENT NO. 2


     Section 23 of the Total Control Products, Inc 1993 Stock Option Plan (the "Plan") authorizes the Board of Directors of Total Control Products, Inc., an Illinois corporation, to amend the Plan at any time, subject to certain limitations. Effective as of June 1, 1996, Section 3 of the Plan shall be replaced by the following:

          "3. STOCK SUBJECT TO THE PLAN. The aggregate number of shares that may be issued under Options is 125,000 shares of the Company's common stock (determined as of June 1, 1996), subject to the adjustments hereinafter provided. The shares that may be issued or delivered under the Plan may be either authorized but unissued or treasury shares, or partly each. Shares of stock subject to the unexercised portions of any Options that expire or terminate or are cancelled may again be subject to Options under the Plan."

Except as amended by this document, the provisions of the Plan shall remain in effect.